UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 12, 2007


                       SECURED DIGITAL APPLICATIONS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      0-25658                   84-1357927
(State or other jurisdiction          (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)


    230 Park Avenue, 10th Floor, New York, NY                        10169
    (Address of principal executive offices)                       (ZIP Code)


       Registrant's telephone number, including area code: (212) 551 1747


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On September 12, 2007, the registrant announced that its board of directors approved the appointment of Mr. Chee Hong Leong to serve as an independent director of the registrant effective September 12, 2007. Mr. Leong is filling a vacancy on the registrant's board of directors and will serve as a Class III director until the 2010 annual meeting of shareholders or until his successor is duly elected and takes office. At this time, Mr. Leong has not been appointed to serve on any committee of the board of directors.

Mr. Leong served as the Chief Financial Officer of the registrant from December 1999 to November 2005. He resigned from his position with the registrant to join a multinational company based in China. Mr. Leong has served as a member of the registrant's Advisory Panel since November 2005. Prior to joining the registrant, Mr. Leong held a senior position with Industrial Concrete Products from April 1994 to December 1999.

A copy of the press release announcing Mr. Leong's appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

     (c)  Exhibits.

          99.1 Press release dated September 12, 2007.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SECURED DIGITAL APPLICATIONS, INC.


                                              By:    /s/ Patrick Soon-Hock Lim
                                                     --------------------------
                                              Name:  Patrick Soon-Hock Lim
                                              Title: Chairman & Chief Executive
                                                     Officer


Date: September 17, 2007

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                                INDEX TO EXHIBITS


Exhibit No.         Description

Exhibit 99.1        Press release dated September 12, 2007

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